UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2023

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2023, BlackLine, Inc. (the “Company”) and Marc Huffman, the Company’s President and Chief Executive Officer (“CEO”), mutually agreed to terms pursuant to which Mr. Huffman ceased to serve as CEO, effective as of March 6, 2023. Mr. Huffman has also resigned as a member of the Board. Therese Tucker and Owen Ryan, were appointed as Co-CEOs of the Company effective March 6, 2023.

Ms. Tucker, 61, is our founder and has served as a member of our Board since August 2001. Prior to her appointment as Co-CEO, Ms. Tucker was a non-executive employee of the Company focusing on product innovation. She previously served as our Chief Executive Officer from August 2001 to January 2021 and Executive Chair of our Board from January 2021 to January 2023. Prior to founding the Company, Ms. Tucker served as Chief Technology Officer for SunGard Treasury Systems, Inc. and SunGard Trading Systems, Inc., providers of software solutions and information technology services. Ms. Tucker holds a B.S. in Computer Science and Mathematics from the University of Illinois at Urbana-Champaign.

Owen Ryan, 60, has served as a member of our Board since August 2018 and as Chair of the Board since January 2023. From July 2018 through April 2022, Mr. Ryan worked for Geller & Company and Geller Advisors in several roles, including Chief Executive Officer, Managing Principal and Chief Strategy Officer. In 2016 and 2017, Mr. Ryan served as the President and Chief Executive Officer of AEGIS Insurance, a mutual insurance company. Prior to joining AEGIS, Mr. Ryan worked at Deloitte from 1985 until 2016 where he was the CEO and Managing Partner of Deloitte Advisory from 2008. Mr. Ryan holds a B.S. from New Jersey City University and an M.B.A. from Columbia University, and is a certified public accountant.

Tucker Employment Agreement

The Company entered into an employment agreement with Ms. Tucker (the “Tucker Employment Agreement”), in connection with her appointment as Co-CEO, effective as of March 6, 2023. Pursuant to the Tucker Employment Agreement, Ms. Tucker will earn an annual base salary of $485,000 and have a target bonus of 100% of her salary. In addition, subject to the approval of the Compensation Committee of the Board (the “Compensation Committee”) and the terms of the Company’s 2016 Equity Incentive Plan (the “Plan”), Ms. Tucker will receive equity awards with a value of $10,000,000 which will be made up of 50% restricted stock units that will vest over four years, subject to Ms. Tucker’s continued full-time employment with the Company, and 50% restricted stock units that will vest on the same performance terms as awards granted to the Company’s other executives in 2023, as determined by the Compensation Committee. Ms. Tucker will also be entitled to continue to participate in all employee benefit plans or programs of the Company generally available to any of its employees.

Additionally, Ms. Tucker will be eligible to receive severance payments and benefits upon certain qualifying terminations of her employment based on her senior level position within the Company (the “Severance Benefits”).

If Ms. Tucker’s employment is terminated by the Company without Cause (as defined in the Tucker Employment Agreement) other than for death or disability outside of the period beginning 3 months prior to a Change of Control (as defined in the Tucker Employment Agreement) and ending 12 months following the Change of Control (the “Change of Control Period”), then she will be eligible to receive: (i) a lump sum cash payment equal to 100% of her annual salary, (ii) reimbursement by the Company for COBRA premiums Ms. Tucker pays to maintain group health insurance benefits for herself and her dependents under COBRA for up to 12 months following the date of termination and (iii) approximately 25% of the original shares subject to each of her then-outstanding equity awards that are eligible to vest solely on the basis of continued employment will become vested and fully exercisable (if the number of unvested shares is less than the calculated number, she will only vest in the then-unvested portion).

If Ms. Tucker’s employment is terminated by the Company during the Change of Control Period without Cause other than for death or disability or she resigns for Good Reason (as defined in the Tucker Employment Agreement), then she will be eligible to receive (i) a lump sum cash payment equal to 150% of her annual salary, (ii) a lump sum cash payment equal to a prorated portion of her target annual bonus for the year of termination, (iii) reimbursement by the Company for COBRA premiums she pays to maintain group health insurance benefits for herself and her dependents under COBRA for up to 18 months following the termination date and (iv) 100% of all of her outstanding equity awards will become vested and fully exercisable effective as of the later of the date of termination or the date of the consummation of the Change of Control (and with respect to any Company performance-based equity awards, for which the applicable performance period has (x) been completed as of her termination date, based on actual achievement of the applicable performance objectives or (y) not been completed as of her termination date, assuming achievement of the applicable performance objectives at target).

There are no other arrangements or understandings between Ms. Tucker and any other persons pursuant to which Ms. Tucker was appointed as Co-CEO of the Company. There are no family relationships between Ms. Tucker and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Tucker Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tucker Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Ryan Employment Agreement

The Company entered into an employment agreement with Mr. Ryan (the “Ryan Employment Agreement”), in connection with his appointment as Co-CEO, effective as of March 6, 2023, on the same terms described above with respect to the Tucker Employment Agreement.

There are no other arrangements or understandings between Mr. Ryan and any other persons pursuant to which Mr. Ryan was appointed as Co-CEO of the Company. There are no family relationships between Mr. Ryan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Ryan Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Ryan Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.

Huffman Separation Agreement and Release

The Company entered into a separation agreement and release with Mr. Huffman (the “Separation Agreement”) in connection with his separation from the Company, effective as of March 6, 2023. In accordance with Mr. Huffman’s existing rights under the terms of Mr. Huffman’s participation agreement under the Company’s change of control and severance policy for a termination without cause, the Separation Agreement provides for payment of 12 months of salary and continuation of benefits for 12 months, as well as accrued compensation through the date of his departure. In addition, pursuant to the Separation Agreement, Mr. Huffman has agreed to provide certain consulting services for 12 months following the end of his employment with the Company during which time his time-based equity awards will continue to vest based on the original terms of such awards and he will be paid $80,000 in consulting fees.

Such description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Item 5.02 by reference

Board and Committee Changes

As a result of Mr. Ryan’s appointment as Co-CEO, the Board has appointed Thomas Unterman as Lead Independent Director. Mr. Ryan will continue to serve as Chair of the Board. The Board has appointed Amit Yoran to the Nominating and Corporate Governance Committee to replace Mr. Ryan, and appointed Brunilda Rios as Chair of the Audit Committee of the Board. All such changes were effective March 6, 2023.

In connection with Mr. Huffman’s departure from the Board, in order to rebalance the classes of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation, on March 6, 2023, Amit Yoran, who had been designated as a Class II director, resigned and was immediately reappointed as a Class I director, with a term to expire at the Company’s 2023 annual meeting of stockholders or upon his earlier resignation or removal.

A copy of the related press release announcing the CEO transition and Board and committee composition changes is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company and Therese Tucker, signed March 5, 2023.

10.2	Employment Agreement between the Company and Owen Ryan, signed March 5, 2023.

10.3	Separation Agreement and Release between the Company and Marc Huffman, signed March 5, 2023.

99.1	Press Release issued by BlackLine dated March 6, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL) document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Karole Morgan-Prager
Name:	Karole Morgan-Prager
Title:	Chief Legal and Administrative Officer

Date: March 6, 2023